Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-54158, 333-115713 and 333-159513) of Quaker Chemical Corporation of our report dated June 24, 2009 relating to the December 31, 2008 and 2007 financial statements of the Quaker Chemical Corporation Retirement Savings Plan, included in Quaker Chemical Corporation Retirement Savings Plan’s Annual Report on Form 11-K for the year ended December 31, 2008.

ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania

June 24, 2009